                                                                EXHIBIT (c)(11)

                                 SENIOR NOTES

                            NOTE PURCHASE AGREEMENT

                        dated as of September 30, 1998

                                     among

                             TOKHEIM CORPORATION,

                               THE SUBSIDIARIES

                                      and

                         THE PURCHASERS LISTED HEREIN

Annex I           -                Commitments
Annex II          -                Addresses


Exhibit A         -                Form of Note

Exhibit B         -                RESERVED

Exhibit C-1       -                Opinion of Norman L. Roelke,
                                   General Counsel of the Company

Exhibit C-2       -                Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP,
                                   Special Counsel to the Company and the Subsidiaries

Exhibit D         -                Company Certificate

Exhibit E         -                Assignment Agreement

                               TABLE OF CONTENTS
                               -----------------

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
                                               ARTICLE I

DEFINITIONS......................................................................................   1

     SECTION 1.1.  Definitions...................................................................   1

                                              ARTICLE II

PURCHASE AND SALE OF NOTES.......................................................................  19
     SECTION 2.1.  Authorization of Notes........................................................  19
     SECTION 2.2.  Commitments to Purchase.......................................................  19
     SECTION 2.3.  Purchases.....................................................................  19
     SECTION 2.4.  Interest......................................................................  19
     SECTION 2.5.  Change of Office; Replacement of Purchasers...................................  20
     SECTION 2.6.  Fees..........................................................................  20
     SECTION 2.7.  Method and Place of Payment...................................................  20
     SECTION 2.8.  Net Payments..................................................................  21

                                             ARTICLE III

CONDITIONS PRECEDENT.............................................................................  22

     SECTION 3.1.  Effective Date................................................................  22

                                              ARTICLE IV

REPRESENTATIONS AND WARRANTIES...................................................................  24

                                               ARTICLE V

COVENANTS........................................................................................  24
     SECTION 5.1.  Furnishing of Information; Compliance Certificates............................  24
     SECTION 5.2.  Insurance.....................................................................  25
     SECTION 5.3.  Compliance with Statutes, etc.................................................  25
     SECTION 5.4.  Limitation on Asset Sales.....................................................  25
     SECTION 5.5.  Limitation on Incurrence of Additional Indebtedness...........................  27
     SECTION 5.6.  Limitation on Restricted Payments.............................................  27
     SECTION 5.7   Limitation on Liens...........................................................  28
     SECTION 5.8.  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries..  28
                    Subsidiaries.................................................................  28

                                      (i)

                                                                                                  Page
                                                                                                  ----
     SECTION 5.9.   Limitation on Transactions with Affiliates...................................  29
     SECTION 5.10.  Limitation Preferred Stock of Subsidiaries...................................  30
     SECTION 5.11.  Change of Control............................................................  30
     SECTION 5.12.  Prohibition on Incurrence of Senior Subordinated Debt........................  31
     SECTION 5.13.  Merger, Consolidation and Sale of Assets.....................................  31
     SECTION 5.14.  Ratings......................................................................  32

                                             ARTICLE VI

EVENTS OF DEFAULT................................................................................  32
     SECTION 6.1.  Payments......................................................................  32
     SECTION 6.2.  Representations, etc..........................................................  33
     SECTION 6.3.  Covenants.....................................................................  33
     SECTION 6.4.  Default Under Other Agreements................................................  33
     SECTION 6.5.  Bankruptcy or Insolvency......................................................  33
     SECTION 6.6.  Judgments.....................................................................  34

                                             ARTICLE VII

THE PAYING AGENT.................................................................................  34
     SECTION 7.1.  Appointment...................................................................  34
     SECTION 7.2.  Nature of Duties..............................................................  34
     SECTION 7.3.  Lack of Reliance on the Paying Agent..........................................  35
     SECTION 7.4.  Certain Rights of the Paying Agent............................................  35
     SECTION 7.5.  Reliance......................................................................  35
     SECTION 7.6.  Indemnification...............................................................  35
     SECTION 7.7.  The Paying Agent in Its Individual Capacities.................................  37
     SECTION 7.8.  Holders.......................................................................  37
     SECTION 7.9.  Resignation by the Paying Agent...............................................  37

                                            ARTICLE VIII

DISCHARGE OF OBLIGATIONS UNDER NOTES.............................................................  38
     SECTION 8.1.  Discharge Of Liability On Notes; Defeasance...................................  38
     SECTION 8.2.  Conditions To Defeasance......................................................  38
     SECTION 8.3.  Application of Trust Money....................................................  40
     SECTION 8.4.  Repayment to the Company......................................................  40
     SECTION 8.5.  Indemnity For Government Obligations..........................................  40
     SECTION 8.6.  Reinstatement.................................................................  40

                                             ARTICLE IX

REGISTRATION RIGHTS..............................................................................  41
     SECTION 9.1.  Piggy-Back Registration.......................................................  41
     SECTION 9.2.  Reduction of Offering.........................................................  42

                                     (ii)

                                                                                                  Page
                                                                                                  ----
     SECTION 9.3.  Demand Registration...........................................................  43

                                             ARTICLE X

SUBSIDIARY GUARANTEE OF NOTES....................................................................  44
     SECTION 10.1.  Subsidiary Guarantee.........................................................  44
     SECTION 10.2.  Execution and Delivery of Subsidiary Guarantee...............................  45
     SECTION 10.3.  Subsidiary Guarantee Unconditional, etc......................................  45
     SECTION 10.4.  Limitation of Subsidiary's Liability.........................................  46
     SECTION 10.5.  Contribution.................................................................  46
     SECTION 10.6.  Release......................................................................  46
     SECTION 10.7.  Additional Subsidiaries......................................................  47
     SECTION 10.8.  Successors and Assigns.......................................................  47
     SECTION 10.9.  Waiver of Stay, Extension or Usury Laws......................................  47

                                             ARTICLE XI

SUBORDINATION....................................................................................  48
     SECTION 11.1.  Notes Subordinated to Senior Debt............................................  48
     SECTION 11.2.  No Payment on Notes in Certain Circumstances.................................  48
     SECTION 11.3.  Notes Subordinated to Prior Payment of All Senior Debt on Dissolution,
                        Liquidation or Reorganization of Company.................................  49
     SECTION 11.4.  Holders To Be Subrogated to Rights of Holders of Senior Debt.................  50
     SECTION 11.5.  Obligations of the Company Unconditional.....................................  51
     SECTION 11.6.  Paying Agent Entitled To Assume Payments Not Prohibited in Absence of
                        Notice...................................................................  51
     SECTION 11.7.  Application by Paying Agent of Monies Deposited With It......................  51
     SECTION 11.8.  Subordination Rights Not Impaired by Acts or Omissions of Company or
                        Holders of Senior Debt...................................................  52
     SECTION 11.9.  Holders Authorize Paying Agent To Effectuate Subordination of Notes..........  52
     SECTION 11.10. Right of Paying Agent To Hold Senior Debt....................................  52
     SECTION 11.11. Article XI Not To Prevent Events of Default..................................  52
     SECTION 11.12. No Fiduciary Duty Created to Holders of Senior Debt..........................  53
     SECTION 11.13. Subordination of Subsidiary Guarantees.......................................  53

                                            ARTICLE XII

REDEMPTION.......................................................................................  53

     SECTION 12.1.  Notices to Paying Agent......................................................  53
     SECTION 12.2.  Selection of Notes to be Redeemed............................................  53
     SECTION 12.3.  Notice of Redemption.........................................................  54
     SECTION 12.4.  Effect of Notice of Redemption...............................................  55
     SECTION 12.5   Deposit of Redemption Price..................................................  55
     SECTION 12.6.  Notes Redeemed in Part.......................................................  55

                                     (iii)

                                                                                                  Page
                                                                                                  ----
     SECTION 12.7.  Optional Redemption..........................................................  55
     SECTION 12.8.  Mandatory Redemption.........................................................  56

                                             ARTICLE XIII

MISCELLANEOUS....................................................................................  56
     SECTION 13.1.  Payment of Expenses, etc.....................................................  56
     SECTION 13.2.  Right of Setoff..............................................................  56
     SECTION 13.3.  Notices......................................................................  57
     SECTION 13.4.  Benefit of Agreement.........................................................  57
     SECTION 13.5.  No Waiver; Remedies Cumulative...............................................  58
     SECTION 13.6.  Payments Pro Rata............................................................  58
     SECTION 13.7.  Calculations; Computations...................................................  59
     SECTION 13.8.  Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.......  59
     SECTION 13.9   Counterparts.................................................................  60
     SECTION 13.10. Effectiveness................................................................  60
     SECTION 13.11. Headings Descriptive.........................................................  60
     SECTION 13.12. Amendment or Waiver..........................................................  60
     SECTION 13.13. Survival.....................................................................  61
     SECTION 13.14. Confidentiality..............................................................  61
     SECTION 13.15. Register.....................................................................  61
     SECTION 13.16. Consolidation of Notes.......................................................  61
     SECTION 13.17. Replacement of Notes.........................................................  61

                                     (iv)

                            NOTE PURCHASE AGREEMENT
                            -----------------------

      This NOTE PURCHASE AGREEMENT (the "Agreement") dated as of September 30, 1998, is made by and among Tokheim Corporation, a corporation organized under the laws of the State of Indiana (the "Company"), the Subsidiaries party hereto, and the Purchasers party hereto (in the event that there is only one Purchaser party hereto, references to Purchasers in the plural shall be deemed to be in the singular).

      In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:



                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

      SECTION 1.1.  Definitions.  As used in this Agreement, and unless the
                    -----------
context requires a different meaning, the following terms have the meanings indicated:

          "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

          "Acquisition" means the acquisition by the Company of the fuel dispenser, systems and services business of Schlumberger.

          "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.
The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Notes, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Applicable Call Premium" means, as of a particular date, the number set forth opposite such date in the table below.

               REDEMPTION DATE                             PREMIUM
                 10/01/98 - 12/31/98                       1.00000
                 01/01/99 - 03/31/99                       1.02000
                 04/01/99 - 06/30/99                       1.04000
                 07/01/99 - 09/30/99                       1.06000

                 10/01/99 - 09/30/03                       1.07250
                 10/01/03 - 09/30/04                       1.03625
                 10/01/04 - Maturity                       1.00000

          "Applicable Interest Rate" means as of a particular date, the rate set forth opposite such date below:

                         DATE                               RATE
                 through 11/30/98                          12.50%
                 12/01/98 - 02/28/99                       13.00%
                 03/01/99 - 05/31/99                       13.50%
                 06/01/99 - 08/31/99                       14.00%
                 09/01/99 - Maturity                       14.50%

          "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any, Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, or
(b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person.

          "Adjusted Net Assets" of a Subsidiary at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantees, of such Subsidiary at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary in respect of the obligations of such Subsidiary under the Subsidiary Guarantees), excluding debt in respect of the Subsidiary Guarantees, as they become absolute and matured.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or Wholly Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000 (ii) sales of accounts receivable that the Company has classified as uncollectable; (iii) sales or other dispositions of Cash Equivalents; (iv) the sale of the stock of the Subsidiary of Tokheim Sofitam Applications, S.A. to which Tokheim Sofitam Applications S.A. has contributed its bulk meter business; and (v) the sale, lease, conveyance, disposition or other transfer (w) of all or substantially all of the assets of the Company as permitted under Section 5.13,
(x) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary of the Company with a Lien on such assets, which Lien is otherwise permitted under this Agreement; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law, (y) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company or (z) involving only the lease or sublease of any real or personal property in the ordinary course of business.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

          "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Paying Agent.

          "Bridge Notes" means the $170,000,000 of senior subordinated notes issued by the Company to Schlumberger (or an Affiliate thereof) as part of the consideration for the Acquisition, as well as any refinancing thereof and any pay-in-kind notes paid thereon.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P) or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the

District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying Notes of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in Notes of the types described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of one or more of the following events: (i) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Agreement); (ii) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act shall become the owner, directly or indirectly, beneficially or of record, of shares representing either more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or more than 40% of the aggregate issued and outstanding Common Stock of the Company; or (iii) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

          "Common Stock" of any Person means any and all shares, interests or other participations in and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Earnings and (ii) to the extent Consolidated Net Earnings has been reduced thereby, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business or other transactions the effect of which has been excluded from Consolidated Net Earnings), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Earnings for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four most recent full fiscal quarters for which financial information is available (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBlTDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital or revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Earnings") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring, during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating, "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Subsidiaries (other than dividends paid in Qualified Capital Stock of the Company or dividends to the extent payable to the Company or its Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times (other than in the case of Preferred Stock of such Person and its Subsidiaries for which the dividends are tax deductible for federal income tax purposes) (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount (but excluding the amortization of debt issuance costs), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation: and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Earnings" means, with respect to any Person, for any period, the aggregate net earnings (or loss) of such Person and its Subsidiaries for such period on a consolidated basis (before preferred stock dividend requirements), determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net earnings of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net earnings (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net earnings of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person,
(f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Earnings accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) all gains or losses from the cumulative effect of any change in accounting principles.

          "Consolidated Net Worth" of any Person means the consolidated shareholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

          "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Earnings of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve relating to possible cash charges or expenditures for any future or past period).

          "Credit Agreement" means the Credit Agreement among the Company, certain of its Subsidiaries, the lenders party thereto in their capacities as lenders thereunder and NBD Bank, N.A., as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 5.5)) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Credit Documents" means this Agreement and the Notes.

          "Credit Parties" means the Company and each U.S. Subsidiary of the Company.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement or the ESOP Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

          "ESOP Credit Agreement" means that certain credit agreement among the Company, the Tokheim Employee Stock Ownership Plan, NBD Bank, N.A., and certain other banks, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 5.5)) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Paying Agent.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Holder" means the Person in whose name a Note is registered.

          "Indebtedness" means with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all indebtedness or other obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all indebtedness for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all indebtedness of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all indebtedness under Currency Agreements and Interest Swap Agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Interest Payment Date" has the meaning ascribed to it in Section 2.4(c).

          "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be. For the purposes of Section 5.6, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Earnings.

          "Issue Date" means the date of original issuance of the Notes.

          "Junior Subordinated Seller PIK Notes" means the $40,000,000 (initial face amount) of junior subordinated notes issued by the Company to Schlumberger (or an Affiliate thereof) as part of the consideration for the Acquisition, as well as any Refinancing thereof.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Material Adverse Effect" means a material adverse effect on (i) the business, property, condition (financial or otherwise) or results of operations or prospects of (a) the Company, (b) the Company and its domestic Subsidiaries taken as a whole, or (c) the non-domestic Subsidiaries including those Subsidiaries acquired pursuant to the Acquisition, taken as a whole, (ii) the ability of any of the Credit Parties to perform their obligations under the Credit Documents, or (iii) the validity or enforceability of any of the Credit Documents or the rights or remedies of the Paying Agent or the Purchasers.

          "Maturity" means October 1, 2005.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting, brokerage and, investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Office" means the office of the Paying Agent at 175 Water Street, New York, NY 10038 or such other office as the Paying Agent may designate in writing.

          "Officer" means, with respect to a particular Person, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of such Person.

          "Officers' Certificate" means a certificate signed by two Officers of the Person delivering such certificate at least one of whom shall be the pruincipal executive, accounting or financial officer of such Person.

          "Opinion of Counsel" means a written opinion, in form and substance reasonably satisfactory to the Paying Agent, from legal counsel who is reasonably acceptable to the Paying Agent.

          "Paying Agent" means the Paying Agent named in Section 7.1 hereof or any successor in such capacity.

          "Permitted Indebtedness" means, without duplication, each of the following:

          (i)  Indebtedness under the Notes and this Agreement;

          (ii) Indebtedness incurred pursuant to the Credit Agreement and the ESOP Credit Agreement in an aggregate principal amount at any time outstanding not to exceed (A) $7.62 million with respect to the Indebtedness under the ESOP Credit Agreement, less the amount of all mandatory principal payments, if any (excluding any such payments to the extent refinanced at the time of payment under a replaced ESOP Credit Agreement) and (B) $250,000,000 in the aggregate with respect to Indebtedness under the Credit Agreement, reduced by any required permanent repayments, if any (which are accompanied by a corresponding permanent commitment reduction), thereunder;

          (iii) Other Indebtedness of the Company and its Subsidiaries outstanding on or about the Issue Date (after giving effect to the Acquisition and related refinancing), including, without limitation, bank overdraft facilities and any indebtedness with respect to the 11- 1/2% Notes not repurchased, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that (x) such Interest Swap Obligations are designed to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Agreement (and are used for bona fide hedging, and not speculative, purposes); and (y) the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates at the time entered into; or (z) are required under the terms of the Credit Agreement;

          (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements (i) are designed to protect against fluctuations in currency value (and are used for bona fide hedging, and not speculative, purposes) and (ii) do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or (iii) are required under the terms of the Credit Agreement;

          (vi) Indebtedness of a Wholly Owned Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Subsidiary of the Company other than a Lien required under the Credit Agreement; provided that if as of any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of the Company to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien other than a Lien required under the Credit Agreement; provided that (a) any Indebtedness of the Company to any Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Agreement and the Notes and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such

     Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten business days of incurrence;

          (ix) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (x)    Refinancing Indebtedness;

          (xi) Indebtedness incurred by the Company or any Subsidiary of the Company in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business or consisting of Capitalized Lease Obligations, provided that
     (i) at the time of the incurrence thereof, such Indebtedness, together with any other Indebtedness incurred during the most recently completed four fiscal quarter period in reliance upon this clause (xi) does not exceed, in the aggregate, 3% of the net sales of the Company and the Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the fourth fiscal quarter following the Issue Date) and (ii) such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon this clause (xi) does not exceed, in the aggregate, 3% of the aggregate net sales of the Company and its Subsidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the end of the twelfth fiscal quarter following the Issue Date);

          (xii) Indebtedness arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

          (xiii) Obligations in respect of performance bonds and completion guarantees provided by the Company or any Subsidiary of the Company in the ordinary course of business;

          (xiv) Guarantees by the Company or a Subsidiary of the Company of Indebtedness incurred by the Company or a Subsidiary of the Company so long as the incurrence of such Indebtedness by the Company or any such Subsidiary of the Company is otherwise permitted by the terms of this Agreement;

          (xv)    Junior Subordinated Seller PIK Notes;

          (xvi) Indebtedness incurred by the Company or any Subsidiary of the Company in exchange for the use of Traits as collateral made in the ordinary course of business to financial institutions which Indebtedness has a value of no less than 90% of face value of such Traits;

          (xvii) Indebtedness of the Company or a Subsidiary of the Company to a Subsidiary of the Company that is not a Wholly Owned Subsidiary in the aggregate principal amount not to exceed at any one time $10.0 million; provided that if as of any date any Person other than a Subsidiary of the Company that is not a Wholly Owned Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (xviii)  Bridge Notes;

          (xix) Indebtedness from bank overdraft facilities not to exceed $15,000,000 at any time; and

          (xx) $10.0 million of other indebtedness of the Company or any of its Subsidiaries (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

          "Permitted Investments" means (i) Investments by the Company or any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Subsidiary of the Company; (ii) Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement and to the same extent that the Notes are subordinated to Senior Debt, to the Company's obligations under the Notes and this Agreement;
(iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes or to purchase shares of the Company's Capital Stock; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Agreement or as required under the terms of the Credit Agreement; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (viii) Investments existing on or about the Issue Date; (ix) Investments in an African Subsidiary in an aggregate amount not to exceed $2.0 million for which the Company is committed on the Issue Date; and (x) additional Investments in an aggregate amount not exceeding $5.0 million.

          "Permitted Liens" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (iv) Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection with the items referred to in clause (iii), or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (v) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (vi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (vii) any interest or title of a lessor under any Capitalized Lease Obligation, provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (viii) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (ix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (xi) Liens encumbering deposits made to secure obligations arising from statutory. regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

          (xii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Agreement;

          (xiii)  Liens securing Indebtedness under Currency Agreements;

          (xiv) Liens securing Acquired Indebtedness incurred in accordance with Section 5.5; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company;

          (xv) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries;

          (xvi) Any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any of its Subsidiaries of its obligations under such lease;

          (xvii) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Agreement and under which the Company or any of its Subsidiaries is lessee;

          (xviii) Liens placed on Traits used as collateral in exchange for loans provided to the Company or its Subsidiaries; and

          (xix) Liens in favor of the Paying Agent and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be Incurred or outstanding under this Agreement.

          "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with Section
5.5 (other than pursuant to clause (iv), (v), (vi), (vii), (viii), (ix), (xi) or
(xvi) of the definition of Permitted Indebtedness), in each case that does not
(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium or penalty required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Registrable Securities" means the Notes. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant to such registration statement, (ii) such securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such securities shall have been otherwise transferred by such holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as. any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Required Holders" means Holders of a majority in aggregate principal amount of the Notes outstanding at a given time.

          "Revolving Credit Facility" means one or more revolving credit facilities under the Credit Agreement.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "Schlumberger" means Schlumberger Limited, a corporation organized under the laws of Netherlands Antilles.

          "Senior Debt" means the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other monetary obligations of the Company owing in respect of, (x) the Credit Agreement (up to a maximum aggregate principal amount of $250,000,000) and the ESOP Credit Agreement, including, without limitation, obligations to pay principal and interest reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods. materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of Section 5.5, (vii) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company, (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company, (ix) the Bridge Notes, and (x) the Junior Subordinated Seller PIK Notes. With respect to a Subsidiary, Senior Debt shall include such Subsidiary's Obligations in respect of any guarantee of the Company's Obligations under the Credit Agreement.

          "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

          "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Subsidiary Guarantee" means the Guarantee of the Notes by a U.S. Subsidiary.

          "Total Commitment" means the sum of the Commitments.

          "Traits" means "traites" (within the meaning of French law), accounts receivable sold without recourse or invoices.

          "U.S. Subsidiary" means Management Solutions, Inc., a Colorado corporation, Tokheim Equipment Corporation, a Delaware corporation, Tokheim RPS, LLC, a Delaware limited liability company, Sunbelt Hose & Petroleum Equipment, Inc., a Georgia corporation, Envirotronic Systems, Inc., an Indiana corporation, Gasboy International, Inc., a Pennsylvania corporation, Tokheim Automation Corporation, a Texas corporation, and Tokheim Investment Corp., a Texas corporation.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

                                  ARTICLE II

                          PURCHASE AND SALE OF NOTES
                          --------------------------

     SECTION 2.1.   Authorization of Notes.  The Company will authorize the
                    ----------------------
issue and sale of US$22,500,000 aggregate principal amount of its Senior Notes due October 1, 2005 (the "Notes") in substantially the form of Exhibit A with blanks appropriately completed in conformity therewith. Each U.S. Subsidiary of the Company shall guarantee the Company's obligations under the Notes.

     SECTION 2.2.   Commitments to Purchase.  The Company agrees to sell and
                    -----------------------
subject to the terms and conditions set forth herein, each of the Purchasers agrees, severally but not jointly, to purchase, on the Effective Date (the "Drawdown Date") for a purchase price equal to 100% of the principal amount of the Notes so purchased Notes in a principal amount equal to its commitment as set forth on Annex I hereto (each, a "Commitment").

     SECTION 2.3.   Purchases.  (a)  Each Purchaser shall, not later than 12:00
                    ---------
Noon (New York time) on the Drawdown Date, deliver by wire transfer to the Paying Agent at its Office in US Dollars and in immediately available funds an amount equal to the purchase price of the Notes being purchased by such Purchaser from the Company, and the Paying Agent will promptly make available to the Company, by depositing to its account at the Office, the aggregate of the amounts so made available by all Purchasers in the type of funds received, net of any Placement Fee or Funding Fee payable by the Company under Section 2.6.
It is understood that no Purchaser shall be responsible for any default by any other Purchaser in its obligation to purchase Notes hereunder and that each Purchaser shall be obligated to purchase Notes provided to be purchased by it hereunder, regardless of the failure of any other Purchaser to fulfill its commitments hereunder.

     (b) On the Drawdown Date, the Company shall deliver to the Paying Agent for each Purchaser, against payment of the purchase price therefor as provided in
Section 2.3(a), the Notes purchased by such Purchaser on such date.

     SECTION 2.4.   Interest.  (a)  The unpaid principal amount of each Note
                    --------
shall bear interest on each day until Maturity (whether by acceleration or otherwise) at a rate per annum equal to the Applicable Interest Rate.

     (b) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Note and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Applicable Interest Rate plus 2.0%.

    (c) Interest shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing January 1, 1999 and on any prepayment or conversion of such Note (on the amount prepaid or converted), at Maturity (whether by acceleration or otherwise) (each, an "Interest Payment Date") and, after such Maturity, on demand.

    SECTION 2.5.  Change of Office; Replacement of Purchasers.  (a)  Each
                  -------------------------------------------
Purchaser agrees that, upon the occurrence of any event giving rise to the operation of Section 2.8 with respect to such Purchaser, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Purchaser) to designate another lending office for any Notes affected by such event, provided that such designation is made on such terms that such Purchaser and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.5 shall affect or postpone any of the obligations of the Company or the right of any Purchaser provided in Section 2.8.

    (b) (x) Upon the occurrence of any event giving rise to the operation of
Section 2.8 with respect to any Purchaser which results in such Purchaser charging to the Company increased costs in excess of those being charged generally by the Purchasers and/or (y) if a Purchaser is in default of its obligations hereunder to purchase any Note, the Company shall have the right, if no Event of Default then exists, to replace such Purchaser (the "Replaced Purchaser") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Purchaser") reasonably acceptable to the Paying Agent, provided that (i) at the time of any replacement pursuant to this Section 2.5(b), the Replacement Purchaser shall enter into one or more Assignment Agreements pursuant to Section 13.4(b) (and with all fees payable pursuant to said Section 13.4(b) to be paid by the Replacement Purchaser) pursuant to which the Replacement Purchaser shall acquire all of the outstanding Notes of the Replaced Purchaser and, in connection therewith, shall pay to the Replaced Purchaser in respect thereof an amount equal to the principal of, and all accrued interest on, all outstanding Notes of the Replaced Purchaser, and (ii) all obligations of the Company owing to the Replaced Purchaser (other than those specifically described in clause (i) above (x) in respect of which the assignment purchase price has been, or is concurrently being, paid or expressly omitted or (y) with respect to which a Purchaser is in default as described in clause (y) above) shall be paid in full to such Replaced Purchaser concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Purchaser of the appropriate Note or Notes executed by the Company, the Replacement Purchaser shall become a Purchaser hereunder and the Replaced Purchaser shall cease to constitute a Purchaser hereunder, except with respect to indemnification provisions applicable to the Replaced Purchaser under this Agreement, which shall survive as to such Replaced Purchaser.

    SECTION 2.6.  Fees. The Company agrees to pay to Gleacher NatWest Inc. a fee
                  ----
(the "Placement Fee") on the Effective Date equal to $500,000. The Company agrees to pay to the Purchasers a fee (the "Funding Fee") on the Effective Date equal to $2,250,000.

    SECTION 2.7.  Method and Place of Payment.  Except as otherwise specifically
                  ---------------------------
provided herein, all payments under this Agreement shall be made to the Paying Agent for the ratable (based on its pro rata share) account of the Purchasers
                                    --- ----
entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in US dollars at the Office, it being understood that written notice by the Company to the Paying Agent to make a payment from the funds in the Company's account at the Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under the Notes or this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

    SECTION 2.8.  Net Payments.  (a)  All payments made by a Credit Party
                  ------------
hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, duties, fees, assessments or other governmental charges of whatever nature imposed, levied, collected or assessed ("Taxes") by or on behalf of taxing authority in any jurisdiction in which the Company or any Subsidiary is organized or engaged in business for tax purposes ("Relevant Jurisdictions"), unless the respective Credit Party is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If a Credit Party is required to withhold or deduct or is otherwise required to pay any amount for or on account of Taxes imposed by a taxing authority in any Relevant Jurisdiction, from or in respect of any payment made under or with respect to this Agreement or the Notes, such Credit Party will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Purchaser (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount such Purchaser would have received if such Taxes has not been withheld or deducted or paid; provided that no Additional Amounts will be payable with respect to a payment made to a Purchaser with respect to any Tax: (i) which would not have been imposed, payable or due but for the existence of any present or former connection between the Purchaser and Relevant Jurisdictions, as the case may be, other than the mere holding of the Notes; (ii) that is an estate, inheritance, gift, sales or similar tax, assessment or governmental charge (iii) that is imposed or withheld by reason of the failure of the Purchaser to comply with a reasonable request of the Company, addressed to the Purchaser to provide reasonable information concerning the nationality, residence or identity of the Purchaser, which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge; or (iv) if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes had been the holder of the Notes and would not be entitled to the payment of Additional Amounts.

    (b) The respective Credit Party will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The respective Credit Party will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each taxing authority imposing such Taxes. The respective Credit Party will furnish to the Purchasers, within 60 days after the date the payment of Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the respective Credit Party or, if such receipts are not obtainable, other evidence of such payments by the respective Credit Party reasonably satisfactory to the respective Purchasers.

    (c) In addition, the respective Credit Party will indemnify and hold harmless each Purchaser (subject to the exclusions set forth in Section 2.8(a)
(i), (ii) (iii) or (iv) and will, upon
written request of each Purchaser (subject to the exclusions set forth in Section 2.8(a) (i), (ii), (iii) or (iv)), and provided that reasonable supporting documentation is provided, reimburse each Purchaser for the amount of any taxes levied or imposed by any Relevant Jurisdiction and paid by such Purchaser as a result of payments made under or with respect to this Agreement and/or the Notes. Any payment pursuant to this Section 2.8(c) shall be an Additional Amount.

    (d) At least 30 days prior to each date on which any payment under or with respect to this Agreement or the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Paying Agent a certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agent to pay such Additional Amounts to the Purchaser on the payment date.

                                  ARTICLE III

                             CONDITIONS PRECEDENT
                             --------------------

    SECTION 3.1.  Effective Date.  This Agreement shall become effective on the
                  --------------
date (the "Effective Date") on which all of the following conditions have first been satisfied:

    (A) Execution.  This Agreement shall have been executed by the Credit
        ---------
Parties and the Purchasers as provided in Section 13.10.

    (B) Opinions of Counsel.  The Paying Agent shall have received opinions,
        -------------------
addressed to the Paying Agent and each of the Purchasers and dated the Effective Date, from (i) Norman L. Roelke, general counsel to the Credit Parties, covering the matters set forth in Exhibit C-1 and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Credit Parties, covering the matters set forth in Exhibit C-2, each of which opinions shall be in form and substance satisfactory to the Paying Agent.

    (C) Proceedings.  The Paying Agent shall have received from each Credit
        -----------
Party a certificate, dated the Effective Date, signed by a Director or Board Secretary of such Credit Party substantially in the form of Exhibit D with appropriate insertions and deletions, together with (x) copies of the Certificate of Incorporation and By-laws (or analogous organizational documents) of such Credit Party, (y) the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including such Certificate of Incorporation and By-laws) shall be reasonably satisfactory to the Paying Agent and (z) a statement that all of the applicable conditions set forth in Sections
3.1 and 3.2(b) have been satisfied as of such date.

    (D) Documentation.  All company and legal proceedings and all instruments
        -------------
and agreements delivered in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Paying Agent , and the Paying Agent shall have received all information and copies of all certificates, documents and papers, including any records of company proceedings and governmental approvals, if any, which the Paying Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

    (E) No Adverse Change.  Since May 31, 1998, nothing shall have occurred with
        -----------------
respect to the Credit Parties which would reasonably be expected to have a material adverse effect on the rights or remedies of the Purchasers or on the ability of the Credit Parties to perform their obligations to the Purchasers or which would reasonably be expected to have a Material Adverse Effect.

    (F) Approvals.  All governmental and third party approvals necessary to
        ---------
complete the transactions contemplated by this Agreement shall have been obtained and remain in effect, without any action being taken by any competent authority which restrains or prevents the transactions contemplated herein or in the other Documents or imposes, in the reasonable judgment of the Required Holders, materially adverse conditions upon the consummation of such transactions.

    (G) Consummation of Acquisition.  The Acquisition shall have been
        ---------------------------
consummated. Each of the Acquisition Documents shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect, and the Company shall have delivered to the Paying Agent and each Purchaser copies of each of the Acquisition Documents, certified as being true and correct as of the Effective Date.

    (H) Funding.  The financings under the Credit Agreement, the ESOP Credit
        -------
Agreement, the Bridge Notes and the Junior Subordinated Seller PIK Notes shall each have consummated on terms reasonably satisfactory to the Paying Agent.

    (I) Consent Letter.  The Paying Agent shall have received a letter from CT
        --------------
Corporation System, reasonably satisfactory to the Paying Agent and dated the Effective Date, indicating its consent to its appointment by the Credit Parties as their agent to receive service of process.

    (J) Placement Fee.  The Placement Fee shall have been received by Gleacher
        -------------
NatWest Inc.

    (K) Funding Fee.  The Funding Fee shall have been received by the
        -----------
Purchasers.

    All of the certificates, legal opinions and other documents and papers referred to in Section 3.1, unless otherwise specified, shall be delivered to the Paying Agent at the office of its counsel for the account of each of the Purchasers and, in sufficient counterparts for each of the Purchasers and shall be reasonably satisfactory in form and substance to the Paying Agent.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

    Reference is hereby made to the Credit Agreement. Each and every representation and warranty made therein for the benefit of the lenders thereunder is hereby incorporated by reference into this Agreement for all purposes, and the Company and each U.S. Subsidiary hereby jointly and severally make each such representation and warranty for the express benefit of the Purchasers and any subsequent Holders of the Notes; provided, that references in such representations and warranties in the Credit Agreement to the Loan Documents, as defined therein, shall be deemed for purposes of this Article IV to be references to the Credit Documents.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

    So long as this Agreement is in effect until all Notes, together with interest, and all other Obligations (other than those not then owed) incurred hereunder are paid in full:

    SECTION 5.1.  Furnishing of Information; Compliance Certificates.  (a)(i)
                  --------------------------------------------------
So long as any Person owns Notes having an aggregate principal amount of at least US$1,000,000 (each a "Designated Purchaser"), the Company (at its own expense) shall furnish to each such Designated Purchaser within 15 days after it files them with the Commission copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange Act), and the Company hereby covenants to make all such filings with the Commission to the extent required by law.

    (ii) At their own expense, the Company and each Subsidiary, as applicable, shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be mailed to each Designated Purchaser.

    (b)(i) Each of the Company and the Subsidiaries shall deliver to each Designated Purchaser, within 90 days after the end of each fiscal year, an officers' certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether each has kept, observed, performed and fulfilled its Obligations under this Agreement and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

    (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to this Section 5.1 shall be accompanied by a written statement of (x) the Company's independent public accountants (who shall be a firm of established international reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article V or that a Default or Event of Default has occurred pursuant to Article VI insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) if any Subsidiary's financial statements are not prepared on a consolidated basis with the Company's, such Subsidiary's independent public accountants (who shall be a firm of established international reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that any of the Subsidiaries is in Default under this Agreement or, if any such Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

    (iii) The Company shall, so long as any of the Notes are outstanding, deliver to each Designated Purchaser, forthwith upon any officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other Indebtedness, an officers' certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

    SECTION 5.2.  Insurance.  Each Credit Party will at all times maintain in
                  ---------
full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

    SECTION 5.3.  Compliance with Statutes, etc.  Each Credit Party will comply
                  ------------------------------
with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not reasonably be expected to have a Material Adverse Effect.

    SECTION 5.4.  Limitation on Asset Sales.  (a)  The Company will not, and
                  -------------------------
will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) with respect to Asset Sales by the Company or any Wholly Owned Subsidiary of the Company, at least 80% of the consideration received by the Company or such Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Subsidiary to apply, the

Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof
(A) to prepay any Senior Debt or Indebtedness of any Subsidiary of the Company,
(B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties or assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time. the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to Section 5.4(a)).

          (b) Notwithstanding Section 5.4(a), the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with Section 5.4(a) to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and the remainder is in cash or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this Section 5.4(b) shall constitute Net Cash Proceeds subject to the provisions of Section 5.4(a).

          (c) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Paying Agent, and shall comply with the procedures set forth in this Agreement. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

          (d) The Company will comply with the requirements of Rule l4e-1 under the Exchange Act and any other Securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any Securities laws or regulations conflict with this Section 5.4, the Company shall comply with the applicable Securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.4.

    SECTION 5.5.  Limitation on Incurrence of Additional Indebtedness.  The
                  ---------------------------------------------------
Company will not and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively incur) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.00 to 1.00 if incurred on or prior to the second anniversary of the Issue Date or greater than 2.25 to 1.00 if incurred thereafter.

    SECTION 5.6.  Limitation on Restricted Payments.  (a)  The Company will not,
                  ---------------------------------
and will not cause or permit any of its Subsidiaries to, directly or indirectly,
(i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than any warrant issued by the Company in connection with the Acquisition), (iii) make any Investment (other than Permitted Investments) or (iv) repurchase or redeem the Junior Subordinated Seller PIK Notes, or make any cash payments of interest thereon (other than refinancing the Junior Subordinated Seller PIK Notes with debt instruments having similar payment-in-kind and subordination features) (each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (A) a Default or an Event of Default shall have occurred and be continuing or (B) the Company is not able to incur at least $1.00 of additional Indebtedness under Section 5.5 or (C) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Earnings (or if cumulative Consolidated Net Earnings shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company plus (y) 100% of the net cash proceeds from the sale of Investments by the Company (other than Permitted Investments) provided that such Investment was made after the Issue Date; plus
(z) without duplication of any amounts included in clause (C)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (C)(x) and (z), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes or utilized as provided in Section 5.6(b)(2)(ii).

          (b) Notwithstanding the foregoing, the provisions set forth in Section 5.6(a) do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; or (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net cash proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company (excluding, in the case of Section 5.6(b)(2)(ii), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes), or (3) dividends on, and redemptions of, the shares of the Company's preferred stock held by the trust of the Company's retirement savings plan in accordance with the terms thereof on the date of this Agreement; or (4) payments to redeem or repurchase stock or similar rights from management of the Company in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees upon the termination of employment, death or disability of any such person; provided that such redemptions or repurchases shall not exceed $1.0 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with Section 5.6(a)(iii), amounts expended pursuant to
Section 5.6(b)(1) and (4) shall be included in such calculation.

          (c) Not later than the date of making any Restricted Payment, the Company shall deliver to the Paying Agent an officers' certificate stating that such Restricted Payment complies with this Agreement and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

    SECTION 5.7  Limitation on Liens.  The Company will not, and will not cause
                 -------------------
or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Debt; (C) Liens securing the Notes; (D) Liens of the Company or a Wholly Owned Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Agreement and which has been incurred in accordance with the provisions of this Agreement; provided. however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

          SECTION 5.8.  Limitation on Dividend and Other Payment Restrictions
                        -----------------------------------------------------
Affecting Subsidiaries.  The Company will not, and will not cause or permit any
----------------------
of its Subsidiaries to, directly or indirectly. create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on or in respect of its Capital Stock; (ii) make loans or advances or to pay or guarantee any Indebtedness or other obligation owed to the Company or any other Subsidiary of the Company, provided that the terms of the Credit Agreement may restrict (a) loans or advances from the Company and those of its Subsidiaries that are borrowers thereunder to any of the Company's Subsidiaries that are not borrowers thereunder or (b) guarantees by the Company or Subsidiaries of the Company that are borrowers thereunder of any Indebtedness or other Obligation owed by any of the Company's Subsidiaries that are not borrowers thereunder; or (iii) transfer any of its property or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (1) applicable law; (2) this Agreement; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) the Credit Agreement or the ESOP Credit Agreement; or (7) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4) or (5).

          SECTION 5.9.  Limitation on Transactions with Affiliates.  (a)  The
                        ------------------------------------------
Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than
(x) Affiliate Transactions permitted under Section 5.9(b) and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Subsidiary than those that could reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) after the Issue Date that involves aggregate payments or other property with a fair market value of more than $5.0 million, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Paying Agent.

          (b) The restrictions set forth in Section 5.9(a) shall not apply to:
(i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement; (iii) Restricted Payments permitted by this Agreement; (iv) transactions permitted by, and complying with, the provisions of Section 5.13; (v) transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Company, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (vi) any management agreement as in effect as of the Issue Date or any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date and any similar agreements entered into after the Issue Date; and
(vii) intercompany loans or capital contributions from the Company or any Subsidiary to any of the Company's Subsidiaries; provided such loans are otherwise in compliance with the terms of this Agreement.

          SECTION 5.10.  Limitation Preferred Stock of Subsidiaries.  The
                         ------------------------------------------
Company shall not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary.

          SECTION 5.11.  Change of Control.  (a)  Upon the occurrence of any of
                         -----------------
a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) (such applicable purchase price being thereafter referred to as the "Change of Control Purchase Price"):

          (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall mail a notice to each Holder with a copy to the Paying Agent stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to the Change of Control Purchase Price (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

          (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

          (iii) the procedures determined by the Company, consistent with this Agreement, that a Holder must follow in order to have its Notes purchased.

          (c) Holders electing to have a Note repurchased will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company at the address specified in the notice at least 10 Business Days prior to the Change of Control Payment Date. Holders will be entitled to withdraw their election if the Paying Agent or the Company receives not later than three Business Days prior to the Change of Control Payment Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

          (d) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Paying Agent the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder so tendered the Change of Control Payment for such Notes, and the Paying Agent will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Unless the Company defaults in the payment for any Notes properly tendered pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

          (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 5.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Agreement, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Agreement by virtue thereof.

          SECTION 5.12.  Prohibition on Incurrence of Senior Subordinated Debt.
                         -----------------------------------------------------
The Company shall not incur or suffer to exist any indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

          SECTION 5.13.  Merger, Consolidation and Sale of Assets.  (a)  The
                         ----------------------------------------
Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity")
(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by a supplement hereto (in form and substance satisfactory to the Paying Agent), executed and delivered to the Paying Agent, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by Section 5.13(i)(2)(y) (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by Section 5.13(i)(2)(y) (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Paying Agent an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplement to this Agreement is required in connection with such transaction, such supplement complies with the applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

          (b) The Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

          (c) Notwithstanding any other provision of this Agreement, any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Wholly Owned Subsidiary.

          SECTION 5.14.  Ratings.  The Company agrees to use its best efforts to
                         -------
obtain a rating of the Notes from both Moody's and S&P not later than the date that is six months after the date of this Agreement.

                                  ARTICLE VI

                               EVENTS OF DEFAULT
                               -----------------

          Upon the occurrence of any of the following specified events (each, an "Event of Default"):

          SECTION 6.1. Payments. The Company shall (i) default in the payment
                       --------
 when due of any principal of the Notes or (ii) default, and such default shall continue for 30 or more days, in the payment when due of any interest (including any Additional Amount) on the Notes or any other amounts owing hereunder or under any other Credit Document; or

          SECTION 6.2.  Representations, etc.  Any representation, warranty or
                        ---------------------
statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          SECTION 6.3.  Covenants. Any Credit Party shall (a) default in the due
                        ---------
performance or observance by it of any covenant contained in Article V and such default shall continue for a period of at least 30 days after notice to the defaulting party by the Paying Agent or Purchasers holding at least 25% of the outstanding principal of the Notes or (b) default in the due performance or observance by it of any other term, covenant or agreement (other than those referred to in Section 6.1 or 6.2 or clauses (a) and (b) of this Section 6.3) contained in this Agreement and such default shall continue unremedied for a period of at least 60 days after notice to the defaulting party by the Paying Agent or Purchasers holding at least 25% of the outstanding principal of the Notes; or

          SECTION 6.4.  Default Under Other Agreements. There shall be a default
                        ------------------------------
under the Credit Agreement which either (1) results from the failure to pay Obligations due under the Credit Agreement at its final stated maturity, or (2) relates to an Obligation other than an Obligation described in the previous clause (1) as a result of which, the lenders under the Credit Agreement cause the Obligations under the Credit Agreement to be due prior to its final stated maturity; or there shall be a default or event of default (not waived or cured within any applicable grace period) under any Indebtedness of the Company (including specifically, without limitation, the Bridge Notes and the Junior Subordinated Seller PIK Notes) or any other Credit Party, whether such Indebtedness now exists or shall hereafter be created, if the aggregate amount of such Indebtedness exceeds US$10,000,000 (or its equivalent) at any one time; or

          SECTION 6.5.  Bankruptcy or Insolvency.  (a)  The Company or any of
                        ------------------------
its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (D)  makes a general assignment for the benefit of its creditors,

          (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, or

          (F) takes any corporate action to authorize or effect any of the foregoing;

          (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any of its Subsidiaries in an involuntary case,

          (B) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries, or

          (C) orders the liquidation of the Company or any of its Subsidiaries, and the order or decree remains unstayed and in effect for 60 consecutive days; or

          SECTION 6.6.  Judgments. Any judgment or decree for the payment of
                        ---------
money in excess of US$5,000,000 (to the extent not covered by insurance) is rendered against any Credit Party and such judgment or decree shall remain undischarged or unstayed for a period of at least 60 days after such judgment becomes final and non- appealable;

          then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Paying Agent shall, upon the written request of the Required Holders, by written notice to the Credit Parties, take any or all of the following actions, without prejudice to the rights of any Purchaser to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 6.5 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Paying Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Purchaser shall forthwith terminate immediately without any other notice of any kind; and (ii) declare the principal of and any accrued interest in respect of Notes and all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                                  ARTICLE VII

                               THE PAYING AGENT
                               ----------------

          SECTION 7.1.  Appointment.  The Purchasers hereby designate National
                        -----------
Westminster Bank Plc as Paying Agent to act as specified herein. Each Purchaser hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Paying Agent to take such action on its behalf under the provisions of this Agreement, and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Paying Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Paying Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

          SECTION 7.2.  Nature of Duties. The Paying Agent shall not have any
                        ----------------
duties or responsibilities except those expressly set forth in this Agreement. Neither the Paying Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of the Paying Agent shall be mechanical and administrative in nature; the Paying Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Purchaser or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Paying Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          SECTION 7.3.  Lack of Reliance on the Paying Agent.  Independently and
                        ------------------------------------
without reliance upon the Paying Agent, each Purchaser and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the Project and of the financial condition and affairs of the Credit Parties in connection with the acquisition of Notes and the taking or not taking of any action in connection herewith and
(ii) its own appraisal of the creditworthiness of the Project and of the Credit Parties and, except as expressly provided in this Agreement, the Paying Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the acquisition of Notes or at any time or times thereafter. The Paying Agent shall not be responsible to any Purchaser or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Project and/or any Credit Party or the existence or possible existence of any Default or Event of Default.

          SECTION 7.4.  Certain Rights of the Paying Agent. If the Paying Agent
                        ----------------------------------
shall request instructions from the Required Holders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Paying Agent shall be entitled to refrain from such act or taking such action unless and until the Paying Agent shall have received instructions from the Required Holders; and the Paying Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Purchaser nor the holder of any Note shall have any right of action whatsoever against the Paying Agent as a result of the Paying Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Holders.

          SECTION 7.5.  Reliance. The Paying Agent shall be entitled to rely,
                        --------
and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Paying Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Paying Agent.

          SECTION 7.6.  Indemnification.  (a)  The Company and the each of the
                        ---------------
Subsidiaries, jointly and severally, shall pay to the Paying Agent from time to time reasonable compensation for its acceptance of this Agreement, including extraordinary services such as default administration. The Paying Agent's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each of the Subsidiaries, jointly and severally, shall reimburse the Paying Agent upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Paying Agent's agents and counsel.

          (b) The Company and each of the Subsidiaries, jointly and severally, shall indemnify the Paying Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreements against the Company (including this Section 7.6) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth below in subparagraph (d). The Paying Agent shall notify the Company and each of the Subsidiaries promptly of any claim for which it may seek indemnity. Failure by the Paying Agent to so notify the Company or any Subsidiary shall not relieve the Company or any of the Subsidiaries of their Obligations hereunder. The Paying Agent may have separate counsel and the Company and each of the Subsidiaries, jointly and severally, shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Subsidiary need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (c) The obligations of the Company and each of the Subsidiaries under this Section 7.6 shall survive the resignation or removal of the Paying Agent and the satisfaction and discharge or termination of this Agreement.

          (d) Notwithstanding subparagraphs (a) or (b) above, neither the Company nor any Subsidiary need reimburse any expense or indemnify against any loss or liability incurred by the Paying Agent through its own gross negligence, bad faith or willful misconduct.

          (e) To secure the Company's and each Subsidiary's payment obligations in this Section, the Paying Agent shall have a Lien on all money or property held or collected by the Paying Agent, except that held in trust to pay principal, premium, if any, and interest on particular Notes. This Section 7.6 and such Lien shall survive the resignation or removal of the Paying Agent and the satisfaction and discharge of this Agreement.

          (f) When the Paying Agent incurs expenses or renders services after an Event of Default specified in Section 6.6 occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          (g) To the extent the Paying Agent is not reimbursed and indemnified by the Company pursuant to this Section 7.6, each Purchaser will reimburse and indemnify the Paying Agent, in proportion to its respective Notes, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Paying Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Paying Agent.

          SECTION 7.7.  The Paying Agent in Its Individual Capacities. With
                        ---------------------------------------------
respect to its obligation, if any, to purchase or hold Notes under this Agreement, the Paying Agent shall have the rights and powers specified herein for a "Purchaser" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Purchasers", "Required Holders", "holders of Notes" or any similar term shall, unless the context clearly otherwise indicates, include the Paying Agent in its individual capacity. The Paying Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Purchasers.

          SECTION 7.8. Holders. The Paying Agent shall deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Paying Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or any Note or Notes issued in exchange therefor.

          SECTION 7.9.  Resignation by the Paying Agent. (a) The Paying Agent
                        -------------------------------
may resign from the performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Credit Parties and the Purchasers. Such resignation shall take effect upon the appointment of a successor Paying Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Purchasers shall appoint a successor Paying Agent hereunder.

          (c) If a successor Paying Agent shall not have been so appointed within such 15 Business Day period, the Paying Agent, with the consent of the Company, shall then appoint a successor Paying Agent who shall serve as Paying Agent hereunder or thereunder until such time, if any, as the Purchasers appoint a successor Paying Agent as provided above.

          (d) If no successor Paying Agent has been appointed pursuant to clause
(b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Paying Agent, the Paying Agent's resignation shall become effective and the Required Holders shall thereafter perform all the duties of the Paying Agent hereunder until such time, if any, as the Purchasers appoint a successor Paying Agent as provided above.

                                 ARTICLE VIII

                     DISCHARGE OF OBLIGATIONS UNDER NOTES
                     ------------------------------------

          SECTION 8.1.  Discharge Of Liability On Notes; Defeasance.
                        -------------------------------------------

          (a) When (i) the Company delivers to the Paying Agent all outstanding Notes (other than Notes replaced pursuant to Section 13.17 hereof) canceled or for cancellation or (ii) all outstanding Notes have become due and payable and the Company irrevocably deposits with the Paying Agent funds sufficient to pay at maturity all outstanding Notes, including interest thereon (other than Notes replaced pursuant to Section 13.17 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Agreement shall, subject to Sections 8.1(e) and 8.6 hereof, cease to be of further effect. The Paying Agent shall acknowledge satisfaction and discharge of this Agreement on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Paying Agent and at the cost and expense of the Company.

          (b) Subject to Sections 8.1(e), 8.2 and 8.6 hereof, the Company at any time may terminate (i) all its obligations under the Notes and this Agreement ("legal defeasance option") or (ii) all obligations under Sections 5.1, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10 and 5.13(a)(iii), ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding their prior exercise of its covenant defeasance option.

          (c) If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.2 or 6.3 as well as 6.5 (but only with respect to Subsidiaries) or because of the failure of the Company or the Subsidiaries to comply with Sections 5.13(iii).

          (d) Upon satisfaction of the conditions set forth herein and Section
8.2 and upon request of the Company, the Paying Agent shall acknowledge in writing the discharge of those obligations that the Company terminate.

          (e) Notwithstanding Section 8.1(a) and (b), the Company's obligations in Sections 7.6, 8.1(d), 8.4, 8.5 and 8.6 and Article XIII hereof shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.6, 8.4 and 8.5 hereof shall survive.

          SECTION 8.2.  Conditions To Defeasance.
                        ------------------------

          (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (i) the Company irrevocably deposits in trust with the Paying Agent money or U.S. Government Obligations in amounts (including interest, but without consideration of any reinvestment of such interest) and maturities sufficient, but in the case of the legal defeasance option only, not more than such amounts (in each case as certified by a nationally recognized firm of independent public accountants), to pay and discharge at their Maturity (or such earlier redemption date as the Company shall have specified to the Paying Agent) the principal of, premium, if any, interest on all outstanding Notes to maturity or redemption, as the case may be, and to pay all of the sums payable by it hereunder; provided, that the Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Notes;

     (ii) in the case of the legal defeasance option only, 123 days pass after the deposit is made and during the 123 day period no Default or Event of Default specified in Section 6.5 hereof with respect to the Company or any Subsidiary occurs which is continuing at the end of the period;

     (iii) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

     (iv) the deposit does not constitute a default constitute a default under any ohter agreement binding on the Company ;

     (v) the Company delivers to the Paying Agent an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

     (vi) in the case of the legal defeasance option, the Company shall have delivered to the Paying Agent an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Agreement there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

     (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Paying Agent an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     (viii) the Company delivers to the Paying Agent an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with, except that such Opinion of Counsel shall only be required to cover the matters set forth in clauses (iv) and (v) and either
    (vi) or (vii) as applicable.

          (b) In order to have money available on a payment date to pay principal, premium, if any, or interest on the Notes, the U.S. Government Obligations deposited pursuant to preceding clause (a) shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

          (c) Before or after a deposit, the Company may make arrangements satisfactory to the Paying Agent for the redemption of Notes at a future date in accordance with Article XII hereof.


          SECTION 8.3.  Application of Trust Money.
                      ---------------------------

     The Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Agreement to the payment of principal, premium, if any, and interest on the Notes.

          SECTION 8.4.  Repayment to the Company.
                        -------------------------

          (a) The Paying Agent shall promptly pay to the Company upon written request any excess money or Notes held by them at any time; provided, however, that the Paying Agent shall not pay any such excess to the Company unless the amount remaining on deposit with the Paying Agent, after giving effect to such transfer are sufficient to pay principal, premium, if any, and interest on the outstanding Notes, which amount shall be certified to the Paying Agent by independent public accountants.

          (b) The Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Company, Holders entitled to the money must look to the Company and the Subsidiaries for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Paying Agent with respect to such money shall cease.

          SECTION 8.5.  Indemnity For Government Obligations.
                        -------------------------------------

          The Company and the Subsidiaries, jointly and severally, shall pay and shall indemnify the Paying Agent against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.6.  Reinstatement.
                        --------------

          If the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each of the Subsidiary's Obligations under this Agreement and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that if the Company or any Subsidiary has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its Obligations, the Company or any of the Subsidiaries, as the case may be, shall be subrogated to the rights of the Holders to receive such payment from the money or U.S. Government Obligations held by the Paying Agent.

                                  ARTICLE IX

                              REGISTRATION RIGHTS
                              -------------------

          SECTION 9.1.  Piggy-Back Registration.
                        -----------------------

          If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for the account of any of the respective Holders of any class of its securities (other than a Registration Statement on Form S-8 (or any substitute form that may be adopted by the SEC), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 20 Business Days before the anticipated filing date), and such notice shall offer such holders the opportunity to register such amount of Registrable Securities as each such holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). In the case of any underwritten offering, the Company shall use its best efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of any other Holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section by giving written notice to the Company of its request to withdraw prior to the time such Registration Statement is declared or becomes effective. The Company may withdraw a Piggy-Back Registration at any time prior to the time it is declared or becomes effective; provided that the Company shall give prompt notice thereof to participating holders. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section, and each participating holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such participating holder's Registrable Securities pursuant to a registration statement effected pursuant to this Section.

          No failure to effect a registration under this Section and to complete the sale of Notes in connection therewith shall relieve the Company of any other obligation under this Agreement.

          SECTION 9.2.  Reduction of Offering.
                        ---------------------

          (a) (i) If the managing underwriter or underwriters of any underwritten offering described in Section 9.1 have informed, in writing, the Company or holders of the Registrable Securities requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, the participating holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such Notes can be sold, then the number of shares to be offered for the account of the participating holders and all such other Persons (other than the Company) participating in such registration shall be reduced or limited pro rata in proportion to the respective number of shares requested to be registered to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriters; provided, however, that if such offering is effected for the account of any Holder or the Company other than the participating holders, pursuant to the demand registration rights of any such Holder, then the number of shares to be offered for the account of the Company (if any) and the participating holders (but not such Holders who have exercised their demand registration rights) shall be reduced or limited pro rata in proportion to the respective number of shares requested to be registered to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of sh ares, if any, recommended by such managing underwriters.

          (ii) If the managing underwriter or underwriters of any underwritten offering described in Section 9.1 notify the participating Holders requesting inclusion of Registrable Securities in such offering, that the kind of Notes that the participating Holders, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (i) above or (y) if a reduction in the Registrable Securities pursuant to clause (i) above would, in the judgment of the managing underwriter or underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

          (b) If, as a result of the proration provisions of this Section 9.2, any participating holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such participating holder has requested to be included, such Selling Holder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable
            --------  -------
and, after making a Withdrawal Election, a participating holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

          SECTION 9.3.  Demand Registration.
                        -------------------

          (a) From and after the date that is six months after the date of this Agreement, a majority of the Holders of Registrable Securities (the "Majority Noteholders") may request in writing that the Company effect the registration under the Securities Act of all or part of the Registrable Securities owned by the Majority Noteholders. Upon receipt of such written request, and subject to the limitations set forth herein, the Company will file with the U.S. Securities and Exchange Commission as promptly as practicable, and use its reasonable best efforts to cause to become effective, a registration statement on Form S-1, S-2 or S-3 under the Securities Act registering the offering and sale of the Registrable Securities which the Company has been so requested to register, all to the extent necessary to permit the disposition (in accordance with the intended method thereof as set forth in such written request) of the Registrable Securities so to be registered; provided, that the Company shall not be
                                --------
obligated to file a registration statement relating to any registration request under this Section 9.3 with respect to more than one registration under this
Section 9.3(a).

          (b) The Company shall be entitled to postpone for a reasonable period of time (not to exceed 60 days (or, in the case of clause (A) below, 60 days after effectiveness of the proposed registration statement), which may not thereafter be extended) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 9.3(b) if, at the time it receives a request for such registration, (A) the Company is conducting or has taken definitive steps to conduct an offering of any class of its securities and the Company is advised in writing by the investment banker, managing underwriter or financial advisor engaged by the Company to advise the Company thereon that such offering would be affected materially and adversely by the registration so demanded, (B) the Company is in possession of material information that has not been disclosed to the public and the Board of Directors of the Company, in the reasonable exercise of its discretion, has determined that it is advisable not to disclose such information in the registration statement, or (C) the Board of Directors of the Company shall determine in good faith that such offering will materially interfere with a pending or contemplated merger, sale of assets, recapitalization or other similar corporate action of the Company, and in each such case the Company shall have furnished to Majority Noteholders an Officers' Certificate confirming the applicability of clause (A), (B), or (C), as the case may be. After such period of postponement the Company shall effect such registration as promptly as practicable without further request from the Holders of Notes, unless such request has been withdrawn by the Majority Noteholders.

          (c) It is agreed and understood that the right conferred by this
Section 9.3 may be exercised only once.

                                   ARTICLE X

                         SUBSIDIARY GUARANTEE OF NOTES
                         -----------------------------

          SECTION 10.1.  Subsidiary Guarantee.
                         --------------------

          (a) Each U.S. Subsidiary, by its execution and delivery of this Agreement, and each Subsidiary organized under the laws of the United States or a State thereof created or acquired after the date hereof (which shall thereafter be deemed to be a U.S. Subsidiary for all purposes hereunder), by its execution and delivery of a supplement to this agreement agreeing to be bound by the terms hereof, jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Holder of a Note and its successors and assigns, irrespective of the validity and enforceability of this Agreement, the Notes or the Obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Note, and (ii) all other monetary Obligations payable by the Company under this Agreement (including under Section 7.6 hereof) and the Notes (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Note and of this Agreement, subject, however, in the case of (i) and (ii) above, to the limitations set forth in
Section 10.4 hereof. Each Subsidiary hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any such Note or this Agreement, any waiver, modification or indulgence granted to the Company with respect thereto, the recovery of any judgment against the Company, any action to enforce the same, by the Holders or the Paying Agent, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each U.S Subsidiary hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that its Subsidiary Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

          (b) Each U.S. Subsidiary further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Paying Agent to any Note held for payment of the Guaranteed Obligations.

          (c) Each U.S. Subsidiary agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Holders or the Paying Agent in respect of any Guaranteed Obligations. Each Subsidiary further agrees that, as between such Subsidiary, on the one hand, and the Holders and the Paying Agent, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VI for the purposes of such Subsidiary's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any Declaration of Acceleration of such Guaranteed Obligations as provided in
Article VI hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary for the purpose of this Article X.

          (d) Each Subsidiary also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Paying Agent or any Holder in enforcing any rights under this Article X.

          SECTION 10.2.  Execution and Delivery of Subsidiary Guarantee.
                         ----------------------------------------------

          (a)     [Reserved]

          (b) This Agreement shall be executed on behalf of each U.S. Subsidiary, by manual or facsimile signature, and such execution by a Subsidiary shall fully evidence such Subsidiary's Subsidiary Guarantee.

          (c) The delivery of any Note by the Paying Agent, shall constitute due delivery of the Subsidiary Guarantee set forth in this Agreement on behalf of each Subsidiary.

          SECTION 10.3.  Subsidiary Guarantee Unconditional, etc.
                         ---------------------------------------

          Upon failure of payment when due of any Guaranteed Obligation for whatever reason, each U.S. Subsidiary will be obligated to pay the same immediately. Each Subsidiary hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Company or any Subsidiary; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Agreement or any Note, by operation of law or otherwise; any modification or amendment of or supplement to this Agreement or any Note; any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any of their assets or any resulting release or discharge of any obligation of the Company contained in this Agreement or any Note; the existence of any claim, set-off or other rights which any Subsidiary may have at any time against the Company, the Paying Agent, any Holder or any other Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest on any Note or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Company, the Paying Agent, any Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this
Section 10.3, constitute a legal or equitable discharge of the Subsidiaries' obligations hereunder. Each U.S. Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demand whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by the complete performance of the obligations contained in the Notes, this Agreement and in this Article X. Each U.S. Subsidiary's obligations hereunder shall remain in full force and effect until this Agreement shall have terminated and the principal of and interest on the Notes and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article X, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

          SECTION 10.4.  Limitation of Subsidiary's Liability.
                         ------------------------------------

          Each U.S. Subsidiary, and by its acceptance of a Note each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, Federal and state fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Holders and each Subsidiary hereby irrevocably agree that the obligations of such Subsidiary under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary in respect of the obligations of such other Subsidiary under its Subsidiary Guarantee or pursuant to Section 10.5 hereof, result in the obligations of such Subsidiary under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

   `      SECTION 10.5.  Contribution.
                         ------------

          In order to provide for just and equitable contribution among the U.S. Subsidiaries, the U.S. Subsidiaries agree, inter se, that in the event any payment or distribution is made by any U.S. Subsidiary (a "Funding Subsidiary") under the Subsidiary Guarantee, such Funding Subsidiary shall be entitled to a contribution from all other Subsidiaries in a pro rata amount based on the Adjusted Net Assets of each U.S. Subsidiary (including the Funding Subsidiary) for all payments, damages and expenses incurred by that Funding Subsidiary in discharging the Company's obligations with respect to the Notes or any other Subsidiary's obligations with respect to the Subsidiary Guarantee.

          SECTION 10.6.  Release.
                         -------

          Upon the sale or disposition of all of the Equity Interests of a U.S. Subsidiary to a Person which is not the Company or a U.S. Subsidiary of the Company, which is otherwise in compliance with this Agreement, such Subsidiary shall be deemed released from all its obligations under this Agreement without any further action required on the part of the Paying Agent or any

Holder; provided, however, that any such termination shall occur if and only to the extent that all Obligations of each U.S. Subsidiary under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company and the other Subsidiaries shall also terminate upon such release, sale or transfer; provided further, that without limiting the foregoing, any proceeds received by the Company or any Subsidiary of the Company from such transaction shall be applied as provided in
Section 5.4. The Paying Agent shall execute an appropriate instrument prepared by the Company evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.6. Any U.S. Subsidiary not so released remains liable for the full amount of principal, premium, if any, and interest on the Notes as provided in this Article X.

          SECTION 10.7.  Additional Subsidiaries.
                         -----------------------

          Any Person that was not a U.S. Subsidiary on the date of this Agreement may become a Subsidiary by executing and delivering to the Paying Agent (a) a supplement hereto in form and substance satisfactory to the Paying Agent, which subjects such Person to the provisions of this Agreement as a Subsidiary guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Paying Agent in its discretion). The Subsidiary Guarantee of each Person described in this Section 10.7 shall apply to all Notes theretofore executed and delivered, notwithstanding any failure of such Notes to contain a notation of such Subsidiary Guarantee thereon.

          SECTION 10.8.  Successors and Assigns.
                         ----------------------

            This Article X shall be binding upon each U.S. Subsidiary and its successors and assigns and shall inure to the benefit of the successors and assigns of the Paying Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Paying Agent, the rights and privileges conferred upon that party in this Agreement and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.

          SECTION 10.9.  Waiver of Stay, Extension or Usury Laws.
                         ---------------------------------------

          Each U.S. Subsidiary covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) each such Subsidiary hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Paying Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE XI

                                 SUBORDINATION
                                 -------------

    SECTION 11.1.  Notes Subordinated to Senior Debt.  The Company and the
                   ---------------------------------
Subsidiaries, each for itself and its successors, and each Holder, by its acceptance of Notes, agrees that, notwithstanding anything to the contrary in Sections 6.1 and 6.2 hereof, the payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full of all Senior Debt of the Company. Each Holder by its acceptance of the Notes authorizes and directs the Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and such Holder, the subordination provided in this Article XI.

    The expressions "prior payment in full," "payment in full" and "paid in full" and any other similar term or phrase when used in this Article XI with respect to Senior Debt shall mean the payment in full of such Senior Debt in cash or provision for such payment in cash or otherwise in a manner satisfactory to the holders of the Senior Debt.

    This Article XI shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions to the extent and in the manner provided herein.

    SECTION 11.2.  No Payment on Notes in Certain Circumstances. (a) No direct
                   --------------------------------------------
or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium (if any) or interest on the Notes, or in respect of any redemption, retirement, defeasance, purchase or other acquisition of any of the Notes, or in respect of any Subsidiary Guarantee, and no Holder of any Note shall be entitled to receive any such payment (any of the foregoing payments or actions being referred to in this Section 11.2 as a "Payment"), on or after the occurrence of any default in the payment of principal or interest then due and payable in respect of any Senior Debt (either at maturity, upon redemption, by acceleration or otherwise), unless and until such default has been waived or cured or all amounts then due and payable for principal of and interest on all Senior Debt shall have been paid in full or provision therefor in cash, in cash equivalents, or in accordance with the terms of such Senior Debt and the agreements, if any, under which such Senior Debt was issued or created, shall have been made.

    (b)  The Company may not make any Payment if:

    (i)  a default or event of default under any agreement governing Senior
  Debt (other than a default or event of default relating to payment of principal or interest, either at maturity, upon redemption, by declaration or otherwise) has occurred and is continuing that permits the holders of such Senior Debt to accelerate its maturity (whether or not such acceleration has occurred); and

      (ii) the Company or the Paying Agent receives a notice of such default or event of default from (A) the holders of a majority of the outstanding principal amount of such Senior Debt or (B) the trustee or agent, if any, representing the holders in respect of such Senior Debt; provided, however, that only one such notice shall be given effect within any period of 360 consecutive days; provided, further, that no more than one notice may be given with respect to any continuing default or event of default.

      Notwithstanding the provisions of this Section 11.2(b), the Company may make Payments on the Notes when:

      (1) all defaults and events of default referred to in such notice are cured or waived; or

      (2) 179 days pass after such notice is given, with respect to such defaults and/or events of default so long as this Article XI (including, without limitation, Section 11.2(a)) otherwise permits a Payment at that time.

      (c) In the event that notwithstanding the provisions of this Section 11.2 the Company shall make any Payment to the Paying Agent or any Holder of the Notes on account of the principal of or interest on the Notes after receiving notice (as aforesaid) of the happening of a default or event of default on Senior Debt, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist either due to the passage of time as aforesaid in Section 11.2(b)(ii)(2) or otherwise, such payment (subject to the provisions of Sections 11.6 and 11.7) shall be held by the Paying Agent or such Holder, in trust for the benefit of, and subject to Sections 11.6 and 11.7, shall be paid forthwith over and delivered to, the holders of Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt then in default held by them), as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

      The Company shall give prompt written notice to the Paying Agent of any default in the payment of principal of or interest on any Senior Debt or a default which results in the acceleration of such Senior Debt under the Credit Facility or under any agreement pursuant to which Senior Debt has been issued.

      SECTION 11.3.  Notes Subordinated to Prior Payment of All Senior Debt on
                     ---------------------------------------------------------
Dissolution, Liquidation or Reorganization of Company.  Upon any distribution or
-----------------------------------------------------
payment of assets or securities of the Company upon any dissolution, winding up, liquidation or reorganization of the Company of any kind or character (whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

    (a) the holders of all Senior Debt shall first be entitled to receive payment in full (or to have such payment duly provided for) of the principal thereof and interest due thereon and other amounts due in connection therewith before the Holders are entitled to receive any payment or distribution of any assets (other than Capital Stock of the Company) on account of the principal of or interest on the Notes;

    (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or Notes, to which the Holders or the Paying Agent on behalf of the Holders would be entitled except for the provisions of this Article XI, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Debt, (pro rata as to each such holder or trustee on the basis of the respective amounts of unpaid Senior Debt held or represented by each), to the extent necessary to make payment in full of all Senior Debt remaining unpaid except that Holders of the Notes shall be entitled to receive Notes that are subordinated to Senior Debt to at least the same degree as the Notes; and

    (c) in the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or Notes, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes, shall be received by the Paying Agent or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on the Notes before all Senior Debt is paid in full, such payment or distribution (subject to the provisions of Sections 11.6 and 11.7) shall be received and held in trust for and shall be paid forthwith over and delivered to the holders of the Senior Debt remaining unpaid or unprovided for (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt held by them), for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision thereof or to or for the holders of such Senior Debt, except that Holders of the Notes shall be entitled to receive Notes that are subordinated to Senior Debt to at least the same extent as the Notes.

    The Company shall give prompt written notice to the Paying Agent of any dissolution, winding up, liquidation or reorganization of the Company or any assignment for the benefit of the Company's creditors.

    SECTION 11.4.  Holders To Be Subrogated to Rights of Holders of Senior Debt.
                   ------------------------------------------------------------
Subject to the payment in full of all Senior Debt pursuant to this Article XI, the Holders of Notes shall be subrogated equally and ratably to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article XI which otherwise would have been made to the Holders shall, as among the Company, its creditors other than holders of the Senior Debt and the Holders, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

    SECTION 11.5.  Obligations of the Company Unconditional.  Nothing contained
                   ----------------------------------------
in this Article XI or elsewhere in this Agreement or in any Note is intended to or shall impair, as among the Company, its creditors other than holders of the Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal amount of and other interest (including, to the extent lawful, any interest on overdue installments of interest) on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Paying Agent or any Holders from exercising, all remedies otherwise permitted by applicable law upon Default under this Agreement, subject to the rights, if any, under this
Article XI of the holders of Senior Debt in respect of cash, property or Notes of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article XI, the Paying Agent, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, reorganization or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Paying Agent or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

    SECTION 11.6.   Paying Agent Entitled To Assume Payments Not Prohibited in
                    ----------------------------------------------------------
Absence of Notice.  The Paying Agent shall not at any time be charged with
-----------------
knowledge of the existence of any facts which would prohibit the making of any payment to or by the Paying Agent or the taking of any other action under this
Article XI by the Paying Agent unless and until the Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Debt or from the trustee or agent, if any, under the Senior Debt and, prior to the receipt of any such written notice, the Paying Agent, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such facts exist.

    SECTION 11.7.  Application by Paying Agent of Monies Deposited With It.
                   -------------------------------------------------------
Subject to Article 8, any deposit of monies by the Company with the Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Notes shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4, except that, prior to the date on which by the terms of this Agreement any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or the other interest on any Note), the Paying Agent shall not have received with respect to such monies the notice provided for in Section 11.6, then the Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received. This Section shall be construed solely for the benefit of the Paying Agent and nothing herein shall be construed to relieve any Holders from the duties imposed upon them under Section 11.3(c) with respect to monies received in violation of the provisions of this Article XI.

    SECTION 11.8.  Subordination Rights Not Impaired by Acts or Omissions of
                   ---------------------------------------------------------
Company or Holders of Senior Debt.  No right of any present or future holders of
---------------------------------
any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any Note therefor and release, sell or exchange such Note and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Agreement or the Holders. No provision in any supplemental indenture which modifies this
Article XI or otherwise affects the superior position of the holders of the Senior Debt shall be effective against the holders of the Senior Debt who have not consented thereto.

    SECTION 11.9.  Holders Authorize Paying Agent To Effectuate Subordination of
                   -------------------------------------------------------------
Notes.  Each Holder by its acceptance of Notes authorizes and expressly directs
-----
the Paying Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI and to protect the rights of the Holders pursuant to this Agreement and appoints the Paying Agent its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its Notes in the form required in said proceedings and causing said claim to be approved. If the Paying Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders. In the event of any such proceeding, until the Senior Debt is paid in full in accordance with Section 11.3 (or adequate provision made for such payment), without the consent of the holders of a majority in aggregate principal amount outstanding of Senior Debt, no Holder shall waive, settle or compromise any such claim or claims relating to the Notes that such Holder now or hereafter may have against the Company.

    SECTION 11.10.  Right of Paying Agent To Hold Senior Debt.  The Paying
                    -----------------------------------------
Agent, in its individual capacity, shall be entitled to all of the rights set forth in this Article XI in respect of any Senior Debt at any time held by either of them to the same extent as any other holder of Senior Debt, and nothing in this Agreement shall be construed to deprive the Paying Agent of any of its rights as such holder.

    SECTION 11.11.  Article XI Not To Prevent Events of Default.  The failure to
                    -------------------------------------------
make a payment on account of principal of or other interest (including any interest on overdue installments of interest and defaulted interest) on the Notes by reason of any provision of this

Article XI shall not be construed as preventing the occurrence of an Event of Default under Section 6.1. Nothing contained in this Article XI shall limited the right of the Paying Agent or the Holders to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article XI of the holders, from time to time, of Senior Debt.

    SECTION 11.12.  No Fiduciary Duty Created to Holders of Senior Debt.  The
                    ---------------------------------------------------
Paying Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Debt by virtue of the provisions of this Article XI, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over to deliver to the Holders or the Company or any other person, money or assets in compliance with the terms of this Agreement.

    SECTION 11.13.  Subordination of Subsidiary Guarantees.  The Obligations of
                    --------------------------------------
the Subsidiaries under their respective Subsidiary Guarantees shall be subordinated in the same manner and to the same extent, mutatis mutandis, as the
                                                        ----------------
Obligations of the Company under the Notes as provided in this Article XI; provided, however, that with respect to a Subsidiary, "Senior Debt" shall be deemed to include only such Subsidiary's Obligations under that Subsidiary's guarantees of the Company's Obligations under the Credit Agreement.

                                  ARTICLE XII

                                  REDEMPTION
                                  ----------

    SECTION 12.1.  Notices to Paying Agent.
                   -----------------------

    (a) If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 12.7 hereof, they shall furnish to the Paying Agent, at least 45 days (unless a shorter period is acceptable to the Paying Agent) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Agreement pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and accrued and unpaid interest and (v) whether they request the Paying Agent to give notice of such redemption.

    (b) If the Company is required to make an offer to purchase Notes pursuant to the provisions of Section 5.11 hereof, they shall each furnish to the Paying Agent at least 30 days but not more than 60 days before a purchase date, an Officers' Certificate setting forth (i) the Section of this Agreement pursuant to which the offer to purchase shall occur, (ii) the proposed purchase date,
(iii) the maximum principal amount of Notes to be purchased, (iv) the purchase price and accrued and unpaid interest, and (v) further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Disposition and the conditions set forth in Section 5.4 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 5.11 have been satisfied, as applicable.

    SECTION 12.2.  Selection of Notes to be Redeemed.
                   ---------------------------------

    (a) If less than all of the Notes are to be redeemed, the Paying Agent shall select the Notes to be redeemed among the Noteholders on a pro rata basis or in accordance with any other method the Paying Agent considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), unless such method is otherwise prohibited. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Paying Agent from the outstanding Notes not previously called for redemption.

    (b) The Paying Agent shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes may be redeemed in part in multiples of $1,000 principal amount only. Except as provided in the preceding sentence, provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

    SECTION 12.3.  Notice of Redemption.
                   --------------------

    (a) At least 30 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid to each Holder whose Notes are to be redeemed at the last address for such Holder then shown on the Note Register.

    The notice shall identify the Notes to be redeemed and shall state:

    (i)     the redemption date;

    (ii)    the redemption price;

    (iii) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

    (iv)    the name and address of the Paying Agent;

    (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

    (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

    (vii) the paragraph of the Notes and/or Section of this Agreement pursuant to which the Notes called for redemption are being redeemed; and

    (viii) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

    (b) At the Company's request, the Paying Agent shall give the notice of redemption in the Company's names and at the Company's expense; provided, however, that the Company shall have delivered to the Paying Agent at least 45 days (unless a shorter period is acceptable to the Paying Agent) prior to the proposed redemption date an Officers' Certificate requesting that the Paying Agent give such notice and setting forth the information to be stated in such notice as provided in the preceding Section 12.3(a).

    SECTION 12.4.  Effect of Notice of Redemption.
                   ------------------------------

    Once notice of redemption is mailed in accordance with Section 12.3 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any.

    SECTION 12.5  Deposit of Redemption Price.
                  ---------------------------

    (a) Prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (other than the Company or any of its Subsidiaries) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

    (b) If the Company complies with the provisions of Section 12.5(a), on and after the redemption date, interest ceases to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to Paying Agent if the Notes are redeemed. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 12.5(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Article II hereof.

    SECTION 12.6.  Notes Redeemed in Part.
                   ----------------------

    Upon surrender of a Note that is redeemed in part, the Company shall issue a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

    SECTION 12.7.  Optional Redemption.
                  -------------------

    The Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, a price equal to the principal amount of the Notes to be redeemed multiplied by the Applicable Call Premium, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date)(such amount (the "Applicable Redemption Price").

    SECTION 12.8.  Mandatory Redemption.
                   --------------------

    In the event that at any time after the date hereof (i) the amount of Indebtedness that may be incurred under the Credit Agreement or any Refinancing thereof at any time exceeds US$250,000,000, (ii) the Company or any of its Subsidiaries issue any debt securities, or (iii) the Company or any of its Subsidiaries issue any equity securities, whether publicly or privately, part or all of the consideration for which is cash or Cash Equivalents, the Company must promptly redeem all of the outstanding Notes at the then Applicable Redemption Price.

                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

    SECTION 13.1.  Payment of Expenses, etc.  The Company agrees to:  (i)
                   -------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Paying Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and of the Paying Agent and each of the Purchasers in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Paying Agent and for each of the Purchasers; (ii) pay and hold each of the Purchasers harmless from and against any and all present and future stamp, documentary, registration, issuance, sales and use and other similar taxes with respect to the foregoing matters or any other Credit Documents and save each of the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Purchaser) to pay such taxes; and (iii) indemnify each Purchaser, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Note or the consummation of any transactions contemplated in any Credit Document and in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred (A) by reason of the gross negligence or willful misconduct of the Person to be indemnified and (B) in connection with any investigation, litigation or other proceeding between or solely among the Paying Agent and the Purchasers).

    SECTION 13.2.  Right of Setoff.  In addition to any rights now or hereafter
                   ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Purchaser is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to a Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Purchaser (including, without limitation, by branches and agencies of such Purchaser wherever located) to or for the credit or the account of a Credit Party against and on account of the obligations and liabilities of a Credit Party to such Purchaser under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Purchaser pursuant to Section 13.6(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Purchaser shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

    SECTION 13.3.  Notices.  Except as otherwise expressly provided herein, all
                   -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, faxed, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below; if to any Purchaser, at its address specified for such Purchaser on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telecopied, or sent by overnight courier, and shall be effective when received.

    SECTION 13.4.  Benefit of Agreement.  (a)  This Agreement shall be binding
                   --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto provided that none of the Credit Parties may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Purchasers. Each Purchaser may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Purchaser in respect of such participation to be those set forth in the agreement executed by such Purchaser in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Purchaser had not sold such participation, except that the participant shall be entitled to the benefits of Section 2.8 of this Agreement to the extent that such Purchaser would be entitled to such benefits if the participation had not been entered into or sold, and, provided further; that no Purchaser shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Note in which such participant is participating (it being understood that any waiver of any prepayment shall not constitute an extension of such final scheduled maturity), or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (ii) release all or substantially all of the Collateral or (iii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or any other Credit Document.

    (b) Notwithstanding the foregoing, any Purchaser may assign all or a portion of its outstanding Notes and its rights and obligations hereunder to one or more Persons who shall, from and after the effective date of such assignment be deemed to be "Purchasers" hereunder. No assignment pursuant to the immediately preceding sentence shall, to the extent such assignment represents an assignment to an institution other than one or more Purchasers hereunder, be in an aggregate amount less than US$5,000,000 unless all of Notes of the assigning Purchaser are so assigned. If any Purchaser so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Purchaser shall thereafter refer to such Purchaser and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same obligations, rights and benefits as it would if it were such assigning Purchaser. Each assignment pursuant to this
Section 13.4(b) shall be effected by the assigning Purchaser and the assignee Purchaser executing an Assignment Agreement. At the time of any such assignment, the Company will issue new Notes to the respective assignee and to the assigning Purchaser. Neither of the Credit Parties shall be responsible for the payment of any expense in connection with any such assignment.

    (c) Notwithstanding any other provisions of this Section 13.4, no transfer or assignment of the interests or obligations of any Purchaser hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Company to file a registration statement with the Commission.

    (d) Each Purchaser initially party to this Agreement hereby represents, and each Person that became a Purchaser pursuant to an assignment permitted by this
Section 13.4 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes loans, and/or acquire promissory notes, in the ordinary course of its business and that it will acquire Notes for its own account in the ordinary course of such business provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Purchaser shall at all times be within its exclusive control.

    SECTION 13.5.  No Waiver; Remedies Cumulative.  No failure or delay on the
                   ------------------------------
part of any Purchaser in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Purchaser shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Purchaser would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand.

    SECTION 13.6.  Payments Pro Rata.  (a)  The Paying Agent agrees that
                   -----------------
promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any of their obligations hereunder, it shall distribute such payment to the Purchasers (other than any Purchaser that has expressly waived its right to receive its pro rata share thereof) pro
                                                   --- ----                ---
rata based upon their respective shares, if any, of the obligations with respect
----
to which such payment was received.

    (b) Each of the Purchasers agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon Note, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of any of the Obligations, of a sum which with respect to the related sum or sums received by other Purchasers is in a greater proportion than the total of such Obligation then owed and due to such Purchaser bears to the total of such Obligation then owed and due to all of the Purchasers immediately prior to such receipt, then such Purchaser receiving such excess payment shall purchase for cash without recourse or warranty from the other Purchasers an interest in the respective Obligations in such amount as shall result in a proportional participation by all of the Purchasers in such amount provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

    SECTION 13.7.  Calculations; Computations.  (a)  The financial statements to
                   --------------------------
be furnished to the Purchasers pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Purchasers).

    (b) All computations of interest hereunder shall be made on the basis of a 360-day year composed of twelve 30-day months.

    SECTION 13.8.  Governing Law; Submission to Jurisdiction; Venue; Waiver of
                   -----------------------------------------------------------
Jury Trial. (a)  This Agreement and the rights and obligations of the parties
----------
hereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 13.3, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof located at 1633 Broadway, New York, New York 10019, as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Paying Agent or any Purchaser to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

    (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Notes or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

    (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

    SECTION 13.9.   Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Paying Agent.

    SECTION 13.10.  Effectiveness.  This Agreement shall become fully executed
                    -------------
when each Credit Party and each of the Purchasers shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Paying Agent at its Office or, in the case of the Purchasers, shall have given to the Paying Agent telephonic (confirmed in writing), written, telex or facsimile transmission notice (actually received) at such Office that the same has been signed and mailed to it.

    SECTION 13.11.  Headings Descriptive.  The headings of the several sections
                    --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    SECTION 13.12.  Amendment or Waiver.  (a)  Neither this Agreement nor any
                    -------------------
Note nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties and the Required Holders, provided that no such change, waiver, discharge or termination shall, without the consent of each Purchaser directly affected thereby, (i) extend the Maturity (it being understood that any waiver of any prepayment shall not constitute any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon, or reduce the principal amount thereof, or increase the Commitment of any Purchaser over the amount thereof then in effect , (ii) amend, modify or waive any provision of this Section 13.12, (iii) reduce the percentage specified in, or otherwise modify, the definition of Required Holders, or (iv) consent to the assignment or transfer by either Credit Party of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall, without the consent of the Paying Agent amend any provision of Article 7 affecting the Paying Agent.

    (b) Notwithstanding Section 13.12(a) of this Agreement, the Company, the Guarantor and the Paying Agent may amend or supplement this Agreement without the consent of any Purchaser to cure any ambiguity, omission, defect or inconsistency; provided, that such amendment or supplement does not adversely affect the rights of any Purchaser in any respect.

    SECTION 13.13.  Survival.  All indemnities set forth herein shall survive
                    --------
the execution and delivery of this Agreement and the making and repayment of the Notes.

    SECTION 13.14.  Confidentiality.  Subject to Section 13.4, the Purchasers
                    ---------------
shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its affiliates, employees, auditors, advisors, or counsel or as reasonably required by any bona fide transferee or participant in
                                 ---- ----
connection with the contemplated transfer of any Notes or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this Section 13.14) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Purchaser shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Purchaser by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further, that in no event shall any Purchaser be obligated or required to return any materials furnished by the Company.

    SECTION 13.15.  Register.  The Company hereby designates the Paying Agent to
                    --------
serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitment from time to time of each of the Purchasers, the Notes acquired by each of the Purchasers and each repayment in respect of the principal amount of the Notes of each Purchaser. Failure to make any such recordation, or any error in such recordation, shall not affect the Company's obligations in respect of such Notes. With respect to any Purchaser, the transfer of the Commitment of such Purchaser and the rights to the principal of, and interest on, any Note shall not be effective until such transfer is recorded on the Register maintained and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Notes shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Notes shall be recorded by the Paying Agent on the Register only upon the acceptance by the Paying Agent of a properly executed and delivered Assignment Agreement pursuant to Section 13.4(b). The Company agrees to indemnify the Paying Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Paying Agent in performing its duties under this Section 13.15 other than those resulting from the Paying Agent's willful misconduct or gross negligence. The Paying Agent will provide a duplicate original copy of the Register, as updated from time to time, to the Company for use by the Company at its principal office.

    SECTION 13.16.  Consolidation of Notes.  After the Drawdown Date, any
                    ----------------------
Purchaser can request that the Company issue to it, and the Company will so issue, upon surrender of all Notes held by such Purchaser, a replacement Note in the aggregate principal of the Notes so surrendered.

    SECTION 13.17.  Replacement of Notes.  (a)  If any mutilated Note is
                    --------------------
surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue a replacement Note. If required by the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Company to protect the Company and the Subsidiaries Guarantors from any loss which any of them may suffer if a
Note is replaced. The Company may charge a Holder for reasonable out-of-pocket expenses in replacing a Note.

          (b) Every replacement Note is an obligation of the Company and each of the Subsidiaries.

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
                                        NATIONAL WESTMINSTER BANK PLC

                                        By:_____________________________
                                           Name:
                                           Title:



                                        TOKHEIM CORPORATION

                                        By:_____________________________
                                           Name:
                                           Title:

                             SUBSIDIARY GUARANTORS

                                        TOKHEIM EQUIPMENT CORPORATION

                                        By:_____________________________
                                           Name:
                                           Title:


                                        TOKHEIM RPS, LLC

                                        By:_____________________________
                                           Name:
                                           Title:


                                        MANAGEMENT SOLUTIONS, INC.

                                        By:_____________________________
                                           Name:
                                           Title:


                                        SUNBELT HOSE & PETROLEUM
                                         EQUIPMENT, INC.

                                        By:_____________________________
                                           Name:
                                           Title:


                                        ENVIROTRONIC SYSTEMS, INC.

                                        By:_____________________________
                                           Name:
                                           Title:


                                        GASBOY INTERNATIONAL, INC.

                                        By:_____________________________
                                           Name:
                                           Title:


                                        TOKHEIM AUTOMATION CORPORATION

                                        By:_____________________________
                                           Name:
                                           Title:

                                        TOKHEIM INVESTMENT CORP.

                                        By:_____________________________
                                           Name:
                                           Title:

                                                                         ANNEX I
                                                                         -------

                                  COMMITMENTS
                                  -----------

PURCHASER                         COMMITMENT

National Westminster Bank plc     $22,500,000

                                                                        ANNEX II
                                                                        --------